UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 20, 2020

TRANSBIOTEC, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-53316	26-0731818
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

885 Arapahoe Road Boulder, CO 80302 (Address of principal executive offices) (zip code)

(303) 443-4430 (Registrant’s telephone number, including area code)

_________________________________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events

Item 8.01 Other Events

Due to the outbreak of a coronavirus disease in 2019 (COVID-19), we are filing this current report on Form 8-K to avail ourselves of an extension to file our Quarterly Report on Form 10-Q for the period ended March 31, 2020 (the “Quarterly Report”), originally due on May 15, 2020 and as extended to May 20, 2020 pursuant to Rule 12b-25, relying on an order issued by the Securities and Exchange Commission (the “SEC”) on March 25, 2020 pursuant to Section 36 of the Securities Exchange Act of 1934, as amended (Release No. 34-88465) regarding exemptions granted to certain public companies.

In December 2019, a novel strain of coronavirus was reported to have surfaced in Wuhan, China, which has and is continuing to spread throughout other parts of the world, including the United States. On January 30, 2020, the World Health Organization declared the outbreak of the coronavirus disease (COVID-19) a “Public Health Emergency of International Concern,” and on March 11, 2020, the World Health Organization characterized the outbreak as a “pandemic”.

As a result of the disruptions caused by COVID-19, we are unable to timely file the Quarterly Report within the original due date, as extended pursuant to Rule 12b-25. Specifically, as a result of our personnel, as well as the personnel of our service providers, working remotely we were not able to timely gather and analyze the information necessary to file the Quarterly Report before the filing deadline. Notwithstanding the foregoing, we expect to file the Quarterly Report no later than May 31, 2020 (which is within 45 days from the Quarterly Report's original filing deadline of May 15, 2020). At this time we do not believe the filing of our future periodic reports will be impacted in the same way and, therefore, do not believe any additional risk factors related to COVID-19 beyond those already included in our last Annual Report on Form 10-K for the year ended December 31, 2019 are necessary.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TransBiotec, Inc.
a Delaware corporation

Dated: May 20, 2020	By:	/s/ Charles Bennington
	Name:	Charles Bennington
	Its:	President

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